EXHIBIT 21


                    MTS SYSTEMS CORPORATION AND SUBSIDIARIES
                                 OF THE COMPANY


                                                                Incorporation
                         Name                                   Jurisdiction

MTS Systems (Hong Kong) Inc.                                   Minnesota, U.S.A.
MTS Testing Systems (Canada) Ltd.                              Canada
MTS Systems GmbH                                               Germany
MTS Sensor Technologie GmbH and Co. KG                         Germany
MTS Systems                                                    France
MTS Holdings France, SARL                                      France
MTS (Japan) Ltd.                                               Japan
MTS Sensor Technology K.K.                                     Japan
MTS Systems Limited (UK)                                       United Kingdom
MTS Systems SRL (Italy)                                        Italy
MTS International, Ltd.                                        West Indies
MTS Systems Norden AB                                          Sweden
MTS Systems do Brasil, Ltda.                                   Brazil
MTS Systems (China) Inc.                                       Minnesota, U.S.A.
MTS Korea, Inc.                                                Republic of Korea
MTS Systems (Singapore) Pte Ltd                                Singapore
MTS Services Ltd                                               Japan
MTS Automotive Sensors GmbH                                    Germany
MTS Sensor Technology Verwaltungs GmbH and Co. KG              Germany
MTS Systems Holding for Europe GmbH                            Germany
Customer Servo Motors Antriebstechnik Verwaltungs GmbH         Germany
Custom Servo Motors Antriebstechnik GmbH & Co. KG              Germany
AeroMet Corporation                                            Minnesota, U.S.A